SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[X]	Definitive Information Statement

HERE ENTERPRISES, INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

HERE ENTERPRISES, INC.
58-128 Wehiwa Way
Haleiwa, HI 96712

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the board of directors of HERE Enterprises, Inc., a Nevada corporation, to the holders of record at the close of business on the record date, April 16, 2010 of our corporation's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

(a)	an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 75,000,000 shares to 1,500,000,000 shares, par value of $0.001 per share; and

(b)

an amendment to our Articles of Incorporation for the alteration of our authorized share capital to authorize the issuance of up to 50,000,000 shares of preferred stock, par value of $0.001 per share (the "Preferred Shares"), for which the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares;

(collectively, the “Amendments”)

Our board of directors approved the Amendments to our authorized share capital for the increase in our authorized share capital and the creation of the Preferred Shares in order to enhance our corporation's ability to attract future financing to develop and operate our business.

Our board of directors unanimously approved the Amendments to our Articles of Incorporation on April 16, 2010.

Subsequent to our board of directors' approval of the Amendments, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Amendments to our Articles of Incorporation on April 16, 2010. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors has fixed the close of business on April 16, 2010 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 8,190,000 shares of our common stock issued and outstanding on April 12, 2010. We anticipate that this Information Statement will be mailed on or about April 16, 2010 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since June 1, 2009, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments to our authorized capital or to the Sale, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of April 12, 2010, we had a total of 8,190,000 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of April 16, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Mark Ryun PO Box #28 Haleiwa, HI 96712	1,675,000(2)	20.45%
Directors and Executive Officers as a Group	1,675,000	20.45%
Acadia, LLC 131 E. Oakland Dr., Saint Rose, LA 70087	450,000	5.49%
EcoInnovation, LLC 59-574 Makana Rd. Haleiwa, HI 96712	475,000	5.80%
Bayou Business LLC 4041 Williams Blvd., Suite A9 #192 Kenner, LA 70065	800,000	9.77%
Kaleidoscope Real Estate Inc. 3540 W. Sahra #461 Las Vegas, NV 89102	475,000	5.80%
David Sayid 408 West 57th Street, Ste. 8E New York, NY 10019	700,000	8.55%
Amber Sunset Ventures, LLC 172 E. Bullion, Marysvale UT 84750	500,000	6.11%

(1) Based on 8,190,000 shares of common stock issued and outstanding as of April 15, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Such shares indicated are registered in the name of Sunset Group but are beneficially held by Mr. Ryun.

AMENDMENT TO OUR CORPORATION'S ARTICLES

Our Amended Articles of Incorporation (the "Articles") currently authorize the issuance of 75,000,000 shares of common stock, $0.001 par value, and no shares of preferred stock. On April 16, 2010 our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to increase our authorized shares of common stock to 1,500,000,000 shares, and authorize the issuance of up to 50,000,000 shares of preferred stock in the capital of our corporation, for which the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock.

The general purpose and effect of the amendment to our corporation's Articles is to increase our authorized share capital and authorize the Preferred Shares, which will enhance our Corporation's ability to finance the development and operation of our business.

Our board of directors approved the amendment to our corporation's Articles is to increase our authorized share capital and authorize the Preferred Shares so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares and Preferred Shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock and allowing for the ability to issue the Preferred Shares will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any agreements, plans, arrangements, understandings or commitments for any transaction that would require the issuance of additional shares of common stock or Preferred Shares. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The amendment to our corporation's Articles to increase our authorized share capital and authorize the Preferred Shares will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized common stock and the Preferred Shares without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and would be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock, the authorization of the Preferred Shares and the subsequent issuance of such shares of common stock and/or Preferred Shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common or preferred stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional common or preferred stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company. Further, to the extent that additional Preferred Shares are issued in the future, they would be dilutive to the existing shareholders. As the specific terms of any series of Preferred Shares have not yet been finalized, we have not yet determined the minimum or maximum number of Preferred Shares that may be issued, or the price at which these shares may be issued. As a result, we cannot provide any assurances regarding the extent of the dilution upon our shareholders.

Our board of directors may authorize and issue classes of Preferred Shares that have rights that are preferential to our common stock. Such rights may include:

  the payment of dividends in preference and priority to any dividends on our common stock;

  preference to any distributions upon any liquidation, dissolution or winding up of our company;

  voting rights that may rank equally to, or in priority over, our common stock;

  mandatory redemption by the company in certain circumstances, for amounts that may exceed the purchase price of the Preferred Shares;

  conversion provisions for the conversion of the Preferred Shares into common stock;

  pre-emptive or first refusal rights in regards to future issuances of common stock or Preferred Shares by the company; or

  rights that restrict our company from undertaking certain corporate actions without the approval of the holders of the Preferred Shares.

We do not have any provisions in our Articles, bylaws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Shareholder approval for the Amendments to our Articles was obtained by written consent of 5 shareholders owning 4,850,000 shares of our common stock, which represented 59.2% on April 15, 2010. The increase in our authorized capital and the creation of the Preferred Shares will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments to our Articles of Incorporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, HERE Enterprises, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

May 3, 2010

HERE ENTERPRISES, INC.

By: /s/ Mark Ryun
Mark Ryun
President and Director

SCHEDULE A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

HERE ENTERPRISES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 – Shares:

The Capital Stock shall consist of 1,500,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power, and 50,000,000 shares of preferred stock, $0.001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the board of directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:                     59.2%

4. Effective date of filing: (optional)
                                                                 (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After